Exhibit 10.37

COLLABORATION AND REVENUE-SHARING AGREEMENT

THIS COLLABORATION AND REVENUE-SHARING AGREEMENT (the “Agreement”) is made and entered into as of October 31, 2022 (the “Effective Date”) by and between Signing Day Sports, Inc., a corporation organized under the laws of the State of Delaware with a place of business at 9112 E. Verde Grove View, Scottsdale, AZ, 85255 (“SDS”), and Louisville Slugger Hitting Science Center LLC, a limited liability company formed under the laws of the Commonwealth of Kentucky with a place of business at 9451 Westport Road, Louisville, KY 40241 (“LSHSC”). LSHSC and SDS are also each referred to herein as a “Party” and are collectively referred to herein as the “Parties.”

Recitals:

A. LSHSC offers membership programs, classes, camps, clinics, and similar events to baseball and softball players and their parents (collectively, the “LSHSC Events” and each an “LSHSC Event”).

B. SDS offers a web-based technology platform to help athletes get discovered and recruited by coaches (the “SDS Platform”) by enabling athletes to post information concerning the athletic statistics and ca and capabilities and to post videos showing their athletic performances.

C. The Parties are entering into this Agreement to provide for, among other things, (i) their collaboration on joint marketing and promotion of LSHSC Events and the SDS Platform, (ii) SDS’s provision of licenses to the SDS Platform for LSHSC Referrals (defined below), and (iii) the sharing of revenue from LSHSC Referrals. The Parties signed a term sheet dated September 26, 2022 (the “Term Sheet”) contemplating they would enter into a definitive agreement to provide for such things, among others. As used in this Agreement, the term “LSHSC Referral” means an individual whom LSHSC enrolls to a 1-year subscription license for the SDS Platform.

Agreed Terms:

NOW, THEREFORE, in consideration of the mutual promises, covenants, terms, and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.	Term; Termination.

(a)	Term. The initial term of this Agreement (“Initial Term”) shall be one (1) year commencing on the Effective Date, unless terminated earlier as provided in Section 1(b) below or elsewhere in this Agreement. At the conclusion of the Initial Term (unless the Agreement has been terminated earlier as provided in this Agreement), this Agreement shall automatically renew for successive one (1) year terms (each, a “Renewal Term”), unless either Party gives the other written notice of non-renewal at least ninety (90) days before the end of the Initial Term or a Renewal Term (as the case may be) and subject to earlier termination as provided in this Agreement. There shall be no more than three Renewal Terms. As used in this Agreement, the term “Term” shall mean the Initial Term together with any Renewal Terms (if any).

(b)	Termination Rights.

(i)	Termination Without Cause. Notwithstanding anything to the contrary in this Agreement, either Party may terminate this Agreement for any or no reason, at any time upon written notice to the other Party and said termination shall become effective thirty (30) days following the delivery of such notice, except if a shorter period is provided for in this Agreement.

(ii)	Termination For Cause. Notwithstanding anything to the contrary in this Agreement, either Party may immediately terminate this Agreement upon written notice to the other Party if the other Party has materially breached any of its obligations of this Agreement and either that material breach cannot be cured or, if the breach can be cured, it is not cured by the breaching Party within thirty (30) days following the breaching Party’s receipt of notice of such breach from the non-breaching Party. The non-breaching Party’s right to terminate under this Section 1(b)(ii) is in addition to any other remedies for such material breach that may be provided in this Agreement, at law, or in equity.

2.	SDS, LSHSC, AND JOINT OBLIGATIONS.

(a)	SDS Obligations. In addition to any other obligations of SDS stated in this Agreement:

(i)	SDS will provide a 1-year subscription license to the SDS Platform to each LSHSC Referral. SDS will honor the one (1) year length of such subscription license provided to an LSHSC Referral notwithstanding the expiration or termination of this Agreement before the end of such license;

(ii)	SDS will upload on to the SDS Platform the Player Profile (defined below) for each LSHSC Referral no later than one business day after LSHSC provides SDS with such Player Profile file, on the condition that the Player Profile file provided by LSHSC conforms to SDS’s standard specifications for Player Profile files. As used in this Agreement, “Player Profile” refers to the collection of athletic-related data for a particular LSHSC Referral, such as the LSHSC Referral’s first and law names and athletic statistics;

(iii)	SDS will host Player Profile data within the SDS Platform for the length of the 1- year subscription license associated with the Player Profile, and, for the period in which such data is hosted within the SDS Platform, maintain the integrity of that data;

(iv)	SDS will include an LSHSC leaderboard in the SDS Platform or specified Player Profiles in SDS influencer promotions;

(v)	SDS will endeavor to create and maintain social graphics to be used to promote Player Profiles via the SDS Platform and LSHSC Events; and

(vi)	SDS will make no representations or warranties concerning LSHSC or any products or services LSHSC provides, unless LSHSC expressly authorizes SDS in writing that it can make such warranty or representation, and LSHSC may withhold such authorization in its sole discretion.

(b)	LSHSC Obligations. In addition to any other obligations of LSHSC stated in this Agreement:

(i)	LSHSC will offer individuals a 1-year subscription license to the SDS Platform at such price to be set by LSHSC not below $30.00 per month;

(ii)	LSHSC will: (1) collect and provide SDS with the first and last name and email address for each LSHSC Referral so SDS can, among other things, generate login credentials to the SDS Platform for each LSHSC Referral; (2) collect all the Player Profile data for each LSHSC Referral and provide the same to SDS in a file for upload into the SDS Platform that conforms to SDS’s standard specifications for Player Profile files; (3) obtain the written consent from each LSHSC Referral for LSHSC to share with SDS in the information to be collected in items (1) and (2) and for the LSHSC Referral to have his/her Player Profile posted to the SDS Platform (or, if the LSHSC Referral is under the age of 16, obtain such written consent from the LSHSC Referral’s parent or legal guardian); and (4) promptly provide copies to SDS of such written consents upon its request. The consent form used to obtain written consent from LSHSC Referrals and their parents or guardians shall be in a form reasonably acceptable to SDS;

(iii)	LSHSC will advise and assist SDS regarding improvements to the SDS Platform specific to baseball and softball players;

(iv)	LSHSC will include an advertisement for the SDS Platform and information on how persons can subscribe to the SDS Platform in all emails and written materials related to LSHSC Events that LSHSC distributes to customers and prospective customers;

(v)	LSHSC will permit SDS representatives to present information on the SDS Platform at LSHSC Events;

(vi)	LSHSC will implement SDS video verification and interview processes at the LSHSC Events;

(vii)	LSHSC will list, for the duration of the Term, SDS as “Our Partner” on LSHSC’s website https://sluggerscience.com/ and on all other websites that LSHSC owns or operates; and,

(viii)	LSHSC will make no representations or warranties concerning SDS, the SDS Platform, or any other products or services SDS provides, unless SDS expressly authorizes LSHSC in writing that it can make such warranty or representation, and SDS may withhold such authorization in its sole discretion.

(c)	Joint Obligations. In addition to any other obligations of the Parties, or either of them individually, stated in this Agreement:

(i)	The Parties will issue a joint press release regarding their collaboration as set forth in this Agreement. The content of that joint press release will be mutually agreeable to each Party. The Parties shall issue that joint press release no later than fifteen (15) days following the Effective Date;

(ii)	The Parties will jointly create emails, digital ads, and social media posts regarding and in furtherance of their collaboration as provided in this Agreement, which each Party will issue through its regular channels and to its typical target audiences for its own products and services. The content of these jointly created emails, digital ads, and social media posts shall be mutually agreeable to each Party. The costs to create these jointly created emails, digital ads, and social media posts shall be shared equally between the Parties;

(iii)	The Parties will jointly create and send a monthly dedicated email to an SDS database of contacts (consisting of players and college coaches) regarding LSHSC Events and SDS Platform. The costs to create and this monthly dedicated email shall be shared equally between the Parties; and,

(iv)	The Parties will jointly create and maintain SDS and LSHSC co-branded educational content (supported by SDS), including content for athletes and parents regarding training, development, and recruiting. The costs to create and maintain this co-branded educational content shall be shared equally between the Parties;

(v)	The Parties will jointly develop and implement mutually agreeable measures that are reasonably appropriate to provide for complying with all legal requirements, including data privacy laws, pertaining to the Parties’ jointly created advertisements, emails, social media posts, and educational content described in this Section 2(c)(iv) and the sharing of any data between the Parties pertaining to payment information, LSHSC Referrals, parents of LSHSC Referral, or any other customers or clients of either Party; and

(vi)	The Parties will endeavor to promote each other through collaborative marketing campaigns, and each Party will work in good faith to fulfill all of its joint and individual obligations under this Agreement.

3.	Mutual Limited Trademark License Grants.

(a)	SDS’s Limited Trademark License Grant to LSHSC. Subject to SDS’s pre-approval in writing and any trademark usage guidelines that SDS may adopt or amend from time to time in its sole discretion, and the terms and conditions of this Agreement, SDS hereby grants to LSHSC a non-exclusive, non-transferable, and non-sublicensable license to use, within the United States for the Term and solely in connection with t and solely in connection with the advertisements, posting, communications, and educational content provided for in this Agreement and for no other purpose or use, all of SDS trademark(s), whether registered or unregistered, including the listed registrations and applications and any registrations, which may be granted pursuant to such applications. On expiration or earlier termination of this Agreement or upon SDS’s request, LSHSC shall promptly discontinue the display and use of all SDS trademarks. Upon expiration or earlier termination of this Agreement or SDS’s request, LSHSC rights under this Section 3(a) shall cease immediately. Other than the express license granted by this Section 3(a), SDS grants no right or license to LSHSC, by implication, estoppels, or otherwise, to any intellectual property rights of PPI or its affiliates.

(b)	LSHSC’s Limited Trademark License Grant to SDS. Subject to LSHSC’s pre-approval in writing and any trademark usage guidelines that LSHSC may adopt or amend from time to time in its sole discretion, and the terms and conditions of this Agreement, LSHSC hereby grants to SDS a non-exclusive, non-transferable, and non-sublicensable license to use, within the United States for the Term and solely in connection with the advertisements, posting, communications, and educational content provided for in this Agreement and for no other purpose or use, all of LSHSC trademark(s), whether registered or unregistered, including the listed registrations and applications and any registrations, which may be granted pursuant to such applications. On expiration or earlier termination of this Agreement or upon LSHSC’s request, SDS shall promptly discontinue the display and use all of LSHSC’s trademarks. Upon expiration or earlier termination of this Agreement or LSHSC’s request, SDS rights under this Section 3(b) shall cease immediately. Other than the express license granted by this Section 3(b), LSHSC grants no right or license to SDS, by implication, estoppels, or otherwise, to any intellectual property rights of PPI or its affiliates.

4.	GOVERNANCE COMMITTEE. Promptly after the Effective Date, the Parties shall form a committee to be comprised of two members of each Party (the “Governance Committee”). The Governance Committee shall meet at least quarterly during the Term. The purpose of the Governance Committee is to establish mutual milestones and plans for meeting such milestones as relates to LSHSC Referrals.

5.	Revenue Share Payments to SDS.

(a)	For each LSHSC Referral, LSHSC shall make a payment to SDS (each such payment being a “Revenue Share Payment”) as follows for the following:

(i)	For LSHSC Referrals 0 to 100,000, LSHSC will pay SDS $25 every month for each of those LSHSC Referrals that has paid LSHSC in that month for such LSHSC Referral’s monthly fee on its 1-year subscription license to the SDS Platform;

(ii)	For LSHSC Referrals 100,001 to 249,999, LSHSC will pay SDS $20 every month for each of those LSHSC Referrals that has paid LSHSC in that month for such LSHSC Referral’s monthly fee on its 1-year subscription license to the SDS Platform; and

(iii)	For LSHSC Referral 250,000 and beyond, LSHSC will pay SDS $17.50 every month for each of those LSHSC Referrals that has paid LSHSC in that month for such LSHSC Referral’s monthly fee on its 1-year subscription license to the SDS Platform.

Notwithstanding the expiration or termination of this Agreement, LSHSC shall continue to make all Revenue Share Payments for each LSHSC Referral this is due and owing to SDS under this Section 5 for the life of the 1-year subscription license to the SDS Platform associated with such LSHSC Referral.

(b)	LSHSC will send SDS all Revenue Share Payments for a month no later than the fifteenth day following the end of such month. With LSHSC’s delivery of the Revenue Share Payments for a month, LSHSC shall include statement of how it calculated the amount of such payment. Such statement shall include the number of LSHSC Referrals that LSHSC has enrolled.

(c)	[purposefully omitted]

(d)	During the Term and the eighteen months following the end of the Term, LSHSC shall keep complete and accurate books, accounts, and records according to United States Generally Accepted Accounting Principles of LSHSC Referrals whom it enrolls to the SDS Platform and license subscription fees for the SDS Platform charged to and paid by the LSHSC Referrals. At any time during the Term and the eighteen months thereafter, SDS shall have the right to examine and audit those books, accounts, and records through an accredited representative, upon reasonable notice to LSHSC and not more frequently than quarterly, all at SDS’s expense.

(e)	SDS will develop a tracking/auditing system for the reconciliation of monthly payments from LSHSC to SDS for activated players on the SDS Platform.

6.	Exclusive Provider of Athlete Recruitment Technology to LSHSC. During the Term, LSHSC shall not: (a) use, promote, recommend, or endorse any athlete recruitment technology (other than the SDS Platform) substantially similar to the SDS Platform, (b) promote, endorse, engage, collaborate with, or participate in co-branding with any entity (other than SDS) that provides athlete recruitment technology substantially similar to the SDS Platform; or (c) provide, for its own use, the use of any of its customers or clients, or the use by any other entity, any athlete recruitment technology (other than the SDS Platform) that is substantially similar to the SDS Platform.

7.	Non-Solicitation of A Party’s Employees. During the Term and for a period of one (1) year immediately thereafter, a Party shall not solicit or recruit for employment, cause to be solicited for employment, or attempt to solicit or recruit for employment, any employee or independent contractor of the other Party who had substantial involvement with matters under this Agreement, except with the other Party’s prior written consent.

8.	Compliance with Laws. Each Party shall at all times comply with all applicable laws, statutes, ordinances, rules, regulations, and orders in performing its obligations under this Agreement.

9.	Confidential Information.

(a)	Each Party acknowledges that, in connection with this Agreement, one Party may be provided with Confidential Information by the other Party. As used in this Agreement, “Confidential Information” means any non-public information disclosed or made available by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with the Parties’ relationship under this Agreement that the Disclosing Party considers to be confidential. Confidential Information includes, but is not limited to, code, technology, know-how, ideas, algorithms, testing procedures, structure, interfaces, specifications, documentation, bugs, problem reports, analysis and performance information, other technical, business, product, marketing and financial information, plans, technical information, designs, procedures, processes, configurations, formulas, discoveries, inventions, improvements, concepts, ideas, new product, program, and promotional ideas, research and development, proprietary research data, techniques, instruction manuals, training materials, recipes, marketing plans and studies, pricing and sales information, the identity of and information concerning actual or potential customers, other commercial information and data, business partner and employee information, and like information of, or provided by or on behalf of, the Disclosing Party to the Receiving Party. Confidential Information of a Disclosing Party does not include information that the Receiving Party can document: (i) is or becomes generally and freely publicly available through no fault of the Receiving Party, (ii) the Receiving Party has otherwise rightfully obtained from a third-party who is not under any restriction to maintain its confidentiality, or (iii) was lawfully known or obtained by Receiving Party prior to its receipt from the Disclosing Party.

(b)	A Receiving Party shall protect a Disclosing Party’s Confidential Information from unauthorized use, disclosure, publication, or dissemination using at least the same degree of care that it uses to protect its own confidential information of similar importance, and in no event less than reasonable care. The Receiving Party shall use the Disclosing Party’s Confidential Information only in connection with matters contemplated by this Agreement. The Receiving Party shall not disclose Confidential Information of the Disclosing Party or any parts thereof, except (i) to its employees, contractors, or service providers (“Representatives”) who need to know it to facilitate the Receiving Party’s performance of its obligations under the Agreement and who are bound to confidentiality obligations at least as protective as those set forth herein and further provided that the Receiving Party shall instruct and require all such Representatives to maintain the confidentiality of the Confidential Information or (ii) if required by applicable law or regulation or valid legal process, provided, however, that the Receiving Party shall, to the extent practicable, provide the Disclosing Party with prompt notice of such request, requirement, or legal process to enable the Disclosing Party to, at its sole expense, (1) seek an appropriate protective order or other remedy, (2) consult with the Receiving Party with respect to steps for the Disclosing Party to take to resist or narrow the scope of such request or legal process, or (3) waive compliance, in whole or in part, with the confidentiality provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or the Disclosing Party waives compliance, in whole or in part, with the confidentiality provisions of this Agreement, the Receiving Party shall use commercially reasonable efforts to disclose only that portion of the Disclosing Party’s Confidential Information which is legally required to be disclosed.

(c)	At a Disclosing Party’s option, the Receiving Party shall return or destroy any and all documents and tangible materials, including all copies thereof, that contain, reflect, or incorporate Confidential Information provided to the Receiving Party by the Disclosing Party, including but not limited to all computer programs, documentation, notes, plans, drawings, and copies thereof, immediately upon the earlier of (i) the Disclosing Party’s written request, (ii) termination of the Agreement, or (ii) expiration of the Agreement.

(d)	The Parties acknowledge and agree that money damages may not be an adequate remedy for a breach of Section 9 of this Agreement, and that such breach could cause irreparable harm to the Disclosing Party, and that the Disclosing Party is entitled to seek equitable relief (including, without limitation, injunctive relief) for any such breach, in addition to any other remedies available at law.

10.	Limitations of Liability.

(a)	EXCEPT AS PROHIBITED BY LAW, IN NO EVENT SHALL SDS BE LIABLE TO LSHSC OR TO ANY OF THE CUSTOMERS OR CLIENTS OF LSHSC FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES OF ANY KIND OR NATURE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR SDS’S BREACH THEREOF OR CONNECTED WITH OR RESULTING FROM ANY OF THE SERVICES OR PRODUCTS PROVIDED BY SDS IN CONNECTION WITH THE AGREEMENT, WHETHER SUCH LIABILITY IS BASED IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE, EVEN IF SDS HAD BEEN WARNED OF THE POSSIBILITY OF ANY SUCH DAMAGES.

(b)	EXCEPT AS PROHIBITED BY LAW, IN NO EVENT SHALL LSHSC BE LIABLE TO SDS OR TO ANY OF THE CUSTOMERS OR CLIENTS OF SDS FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES OF ANY KIND OR NATURE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR LSHSC’S BREACH THEREOF OR CONNECTED WITH OR RESULTING FROM ANY OF THE SERVICES OR PRODUCTS PROVIDED BY LSHSC IN CONNECTION WITH THE AGREEMENT, WHETHER SUCH LIABILITY IS BASED IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE, EVEN IF LSHSC HAD BEEN WARNED OF THE POSSIBILITY OF ANY SUCH DAMAGES.

(c)	The foregoing provisions in this Section 10 are to allocate the risks of this Agreement between the Parties. This allocation is reflected in the compensation to be paid under this Agreement and is an essential element of the basis of the bargain between the Parties.

11.	Indemnification.

(a)	By SDS. Subject to the provisions of this Agreement and to the extent enforceable under applicable law, SDS agrees to defend, at its own expense, and to settle any LSHSC Covered Claim (defined below) by a third-party against an LSHSC Indemnitee (defined below), and to indemnify and hold harmless such LSHSC Indemnitee for all costs and damages assessed against it by a final judgment against it on such LSHSC Covered Claim by a third-party. Notwithstanding SDS’s obligation to defend at its own expense a LSHSC Covered Claim by a third-party against an LSHSC Indemnitee as provided in this Section 11(a), the LSHSC Indemnitee, if it so elects in its sole discretion, may also participate in the defense of such LSHSC Covered Claim by employing counsel at the LSHSC Indemnitee’s own expense, without waiving its rights under this Section 11(a). Notwithstanding the foregoing provisions of this Section 11(a), SDS is not obligated to defend, settle, indemnify, or hold harmless any LSHSC Indemnitee for any claim, suit, demand, damages, loss, or costs of any kind (including attorneys’ fees) to the extent any such claim, suit, demand, damages, loss, or costs of any kind (including attorneys’ fees) is caused by the negligence or willful misconduct of an LSHSC Indemnitee.

(i)	As used in this Agreement, “LSHSC Indemnitee” means LSHSC, any of its subsidiaries or affiliated companies, and any of its or their successors or assigns.

(ii)	As used in this Agreement, “LSHSC Covered Claim” means any claim, suit, or demand asserted against an LSHSC Indemnitee(s) by a third-party alleging such third-party has suffered personal injury (including death) or property damage caused by: (1) a material inaccuracy in any of the representations or warranties made by SDS in this Agreement; (2) a breach by SDS of any term, provision, covenant, agreement or condition that SDS is obligated to perform or observe under this Agreement; or (3) a negligent act or willful misconduct of SDS or any of its employees, agents, or contractors in performing an activity undertaken on SDS’s pursuant to this Agreement.

(b)	By LSHSC. Subject to the provisions of this Agreement and to the extent enforceable under applicable law, LSHSC agrees to defend, at its own expense, and to settle any SDS Covered Claim (defined below) by a third-party against an SDS Indemnitee (defined below), and to indemnify and hold harmless such SDS Indemnitee for all costs and damages assessed against it by a final judgment against it on such SDS Covered Claim by a third-party. Notwithstanding LSHSC’s obligation to defend at its own expense an SDS Covered Claim by a third-party against an SDS Indemnitee as provided in this Section 11(b), the SDS Indemnitee, if it so elects in its sole discretion, may also participate in the defense of such SDS Covered Claim by employing counsel at the SDS Indemnitee’s own expense, without waiving its rights under this Section 11(b). Notwithstanding the foregoing provisions of this Section 11(b), LSHSC is not obligated to defend, settle, indemnify, or hold harmless any SDS Indemnitee for any claim, suit, demand, damages, loss, or costs of any kind (including attorneys’ fees) to the extent any such claim, suit, demand, damages, loss, or costs of any kind (including attorneys’ fees) is caused by the negligence or willful misconduct of an SDS Indemnitee.

(i)	As used in this Agreement, “SDS Indemnitee” means SDS, any of its subsidiaries or affiliated companies, and any of its or their successors or assigns.

(ii)	As used in this Agreement, “SDS Covered Claim” means any claim, suit, or demand asserted against an SDS Indemnitee(s) by a third-party alleging such third- party has suffered personal injury (including death) or property damage caused by: (1) a material inaccuracy in any of the representations or warranties made by LSHSC in this Agreement; (2) a breach by LSHSC of any term, provision, covenant, agreement or condition that LSHSC is obligated to perform or observe under this Agreement; or (3) a negligent act or willful misconduct of LSHSC or any of its employees, agents, or contractors in performing an activity undertaken on LSHSC’s behalf pursuant to this Agreement.

(c)	Procedure. Promptly upon obtaining knowledge of any claim, demand, or suit which has given rise to, or could reasonably give rise to a claim, suit, or demand, for which an LSHSC Indemnitee or SDS Indemnitee, as the case may be (each an “Indemnified Entity”), seeks indemnification under this Agreement (a “Subject Claim”), such Indemnified Entity shall give written notice of the Subject Claim (“Notice of Claim”) to SDS or LSHSC from whom indemnification is sought, as the case may be (each an “Indemnifying Party”), setting forth the amount of the Subject Claim. The Indemnified Entity shall furnish to the Indemnifying Party, in reasonable detail, in the Notice of Claim such information as it may have with respect to such Subject Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No failure or delay by the Indemnified Entity in the performance of the foregoing obligations in this Section 11(c) shall reduce or otherwise affect the obligation of any Indemnifying Party to defend, settle, indemnify or hold the Indemnified Entity harmless, except to the extent that such failure or delay shall have adversely affected the Indemnifying Party’s ability to defend against, settle or satisfy any liability, damage, loss, claim, suit or demand for which the Indemnified Entity is entitled to be defended, indemnified, or held harmless under this Agreement by the Indemnifying Party.

(d)	Additional Terms Regarding Indemnification.

(i)	The Indemnifying Party shall not compromise any Subject Claim against an Indemnified Entity or consent to the entry of any judgment on a Subject Claim against an Indemnified Entity without an unconditional release of all liability of the Indemnified Entity to each claimant or plaintiff, unless the Indemnified Entity authorizes otherwise in writing.

(ii)	The Indemnifying Party shall not be liable for any settlement of any Subject Claim against an Indemnified Entity that is effectuated by the Indemnified Entity without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned, or delayed.

(iii)	If any settlement of a Subject Claim for which indemnification has been sought by an Indemnified Entity from an Indemnifying Party is consummated with the written consent of the Indemnifying Party or if there is a final judgment against the Indemnified Entity on a Subject Claim for which indemnification has been sought by an Indemnified Entity from an Indemnifying Party, the Indemnifying Party shall indemnify and hold harmless the Indemnified Entity for any monetary awards (including damages and costs) assessed against the Indemnified Entity by reason of such settlement or judgment to the extent such Subject Claim(s) and the monetary award assessed against the Indemnified Entity are otherwise subject to indemnification by the Indemnified Party hereunder in accordance with, and subject to the limitations of, this Section 11.

(iv)	The rights to a defense, indemnification, and to be held harmless provided under this Section 11 are in addition to, and not in lieu of, other rights, if any, that a Party may have to receive a defense, indemnification, or to be held harmless from or by the other Party.

12.	Relationship of the Parties.

(a)	Nothing in this Agreement shall be deemed or construed as creating a joint venture, partnership, agency relationship, franchise relationship, or employment relationship between the Parties.

(b)	Neither Party, by virtue of this Agreement, has any right, power, or authority to act or create an obligation, express or implied, on behalf of the other Party.

(c)	Each Party assumes responsibility for the actions of its personnel under this Agreement and will be solely responsible for their supervision, daily direction and control, wage rates, withholding income taxes, disability benefits, or the manner and means through which the work under this Agreement will be accomplished.

13.	Warranty Disclaimers.

(a)	THE SDS PLATFORM, ALL UPDATES THERETO, AND ALL CONTENT ON IT OR THEM ARE PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS, AND WITHOUT WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED. THE SDS PLATFORM, ALL UPDATES THERETO, AND ALL CONTENT ON IT OR THEM IS SUBJECT TO CHANGE WITHOUT NOTICE. SDS DOES NOT GUARANTEE THAT THE SDS PLATFORM, ANY UPDATE THERETO, OR ANY CONTENT ON THE SDS PLATFORM OR ANY UPDATE THERETO WILL BE FREE OF BUGS, SECURITY BREACHES, OR VIRUS ATTACKS. LSHSC AND ITS CLIENTS AND CUSTOMERS ACCESS AND USE THE LICENSED APPLICATION, ANY UPDATE THERETO, AND ANY CONTENT ON THE SDS PLATFORM AND ANY UPDATE THERETO AT ITS OWN RISK.

(b)	SDS HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO ALL WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, MISAPPROPRIATION, INTELLECTUAL PROPERTY VIOLATIONS, AND THOSE ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE, FOR THE SDS PLATFORM, ALL UPDATES THERETO, AND ALL CONTENT ON IT OR THEM.

(c)	THERE MAY BE TIMES WHEN THE SDS PLATFORM OR CONTENT ON IT MAY BE UNAVAILABLE, EITHER TEMPORARILY OR PERMANENTLY, DUE TO, FOR EXAMPLE AND WITHOUT LIMITATION, THE NEED TO PERFORM ROUTINE MAINTENANCE, UPGRADING, OR OTHER REASONS. SDS RESERVES THE RIGHT TO DISCONTINUE, CHANGE, SUSPEND, REMOVE AND/OR DISABLE ACCESS TO SDS PLATFORM AND TO ANY CONTENT ON IT AND TO IMPOSE LIMITS ON THE USE OF, OR ACCESS TO THE SDS PLATFORM OR TO ANY OF THE CONTENT ON IT, IN EACH CASE AT ANY TIME AND WITHOUT NOTICE OR LIABILITY. IN NO EVENT WILL SDS BE LIABLE FOR THE DISCONTINUANCE, MODIFICATION, SUSPENSION OR REMOVAL OF, OR DISABLING OF ACCESS TO, THE LICENSED APPLICATION OR ANY CONTENT ON IT AT ANY TIME AND/OR FOR ANY PERIOD OF TIME. ALSO, FROM TIME TO TIME, SDS MAY RESTRICT ACCESS TO SOME PARTS OF, OR ALL OF, THE SDS PLATFORM OR TO THE CONTENT ON IT, INCLUDING TO REGISTERED USERS.

(d)	LSHSC AGREES THAT SDS WILL NOT BE HELD RESPONSIBLE FOR ANY CONSEQUENCES TO LSHSC OR ANY THIRD PARTY THAT MAY RESULT FROM TECHNICAL PROBLEMS OF THE INTERNET, SLOW CONNECTIONS, TRAFFIC CONGESTION OR OVERLOAD OF OUR OR OTHER SERVERS, IN GENERAL AND TO THE EXTENT THE SDS PLATFORM IS TEMPORARILY NOT FUNCTIONAL BECAUSE OF THAT CONGESTION OR OVERLOAD.

(e)	SDS DOES NOT WARRANT, ENDORSE, OR GUARANTEE ANY CONTENT THAT APPEARS IN CONTRIBUTIONS FROM OTHER USERS OF ANY OF OUR PRODUCTS (INCLUDING THE SDS PLATFORM), AND DOES NOT MAKE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO, AND DISCLAIMS ALL LIABILITY FOR, ANY AND ALL SUCH CONTRIBUTIONS AND CONTENT IN THEM.

(f)	EXCEPT AS EXPRESSLY STATED IN SDS’S PRIVACY POLICY, SDS DOES NOT MAKE ANY REPRESENTATIONS, WARRANTIES, OR CONDITIONS OF ANY KIND, EXPRESS OR IMPLIED, AS TO THE SECURITY OF ANY INFORMATION ANY USER OF THE SDS PLATFORM MAY PROVIDE OR ACTIVITIES A USER MAY ENGAGE IN DURING THE COURSE OF THE USER’S USE OF THE SDS PLATFORM.

14.	NOTICES. All notices , requests, consents, claims, demands, waivers, and other communications under this Agreement must be in writing and addressed to the other Party at its address set forth below (or to such other address that the receiving Party may designate from time to time in accordance with this Section). Unless otherwise agreed herein, all notices must be delivered by (i) personal delivery, (ii) nationally recognized overnight courier, (iii) certified or registered mail (in each case, return receipt requested and postage prepaid), (iv) email, or (v) fax. Except as otherwise provided in this Agreement, a notice is effective only (a) on receipt by the receiving Party, and (b) if the Party giving the notice has complied with the requirements of this Section.

Notice to SDS:	Signing Day Sports, Inc.
9112 E. Verde Grove View Scottsdale, AZ 85255
Attention: Martin Lanphere Vice President Phone: 208-755-1938
Email: Martin.Lanphere@signingdaysports.com

With a copy (which shall not constitute notice) to:

Bevilacqua PLLC
Attn: Louis A. Bevilacqua, Esq.
1050 Connecticut Ave., N.W., Suite 500
Washington, DC 20036
Phone: (202) 869-0888 (ext. 100)
Fax: (202) 869-0889
Email: lou@bevilacquapllc.com

Notice to LSHSC:	Louisville Slugger Hitting Science
Center LLC 9451 Westport Road
Louisville, KY 40241 Attention: Chad
Miller Founder Phone: 602-615-8235
Email: Cmiller@sluggerscience.com

15.	No Public Announcement. Except for the joint press release described in Section 2(c)(i) above, neither Party shall make any public announcement regarding this Agreement, its terms, or the fact that the Parties have entered into it, without the prior written consent of the other Party.

16.	Costs and Expenses. Each Party shall bear its own costs and expenses related to the negotiation, review, or consummation of this Agreement and the Term Sheet, including but not limited to fees and expenses of legal counsel and accountants used by that Party to negotiate, review, or consummate this Agreement or that term sheet.

17.	FORCE MAJEURE. No Party shall be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement (except for any obligations to make payments to the other Party under this Agreement), when and to the extent the failure or delay is caused by or results from acts beyond the impacted Party’s (“Impacted Party”) reasonable control (which events may include natural disasters, embargoes, explosions, riots, wars or acts of invasion or terrorism, requirements of law, national or regional emergency, strikes, labor stoppages or slowdowns or shortage of adequate power or transportation) (each, a “Force Majeure Event”). A Party shall give the other Party prompt written notice of any event or circumstance that is reasonably likely to result in a Force Majeure Event, and the anticipated duration of such Force Majeure Event. An affected Party shall use all diligent efforts to end the Force Majeure Event, ensure that the effects of any Force Majeure Event are minimized, and resume full performance under this Agreement.

18.	Representations & Warranties. Each Party represents and warrants that as of the date it has executed this Agreement: (a) its undersigned representative has the authority to act on its behalf, execute this Agreement on its behalf, and legally bind it and all who may claim through it to the terms and conditions of this Agreement; (b) it has read this Agreement and had the opportunity to consult with legal counsel of its own choosing before executing it; (c) it understands the provisions of this Agreement; (d) it needs no authorization from any third-party to enter into this Agreement or to perform its obligations under this Agreement; and (e) it is not relying on any representation, by or on behalf of the other Party, not expressly set forth in this Agreement and that no such representation has been made to it by or on behalf of the other Party.

19.	Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to the conflicts of law provisions thereof.

20.	Dispute Resolution.

(a)	Unless otherwise provided in this Agreement, the Parties agree that the exclusive forum and venue for the resolution of any controversy or claim between them arising out of or relating to this Agreement, Term Sheet, or breach of either (a “Dispute”), shall be the state and federal courts whose jurisdictional territory includes Maricopa County, Arizona. Each Party consents to personal jurisdiction and venue in those courts for litigation of a Dispute, and each Party waives any forum non conveniens objection to litigating a Dispute in those courts.

(b)	TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY IRREVOCABLY WAIVES ITS RIGHT TO HAVE A TRIAL BY JURY FOR ANY LEGAL OR OTHER COURT PROCEEDING ADDRESSING A DISPUTE.

(c)	In any legal action concerning a Dispute the prevailing party shall be entitled to recover its reasonable costs and attorneys’ fees.

(d)	As a condition precedent to a Party’s ability to commence litigation for a Dispute, the Party shall first give written notice to the other Party of the Dispute, and, no later than twenty-one (21) days after such notice is delivered, a representative of each Party with authority to settle the Dispute for each Party shall confer in good faith in an effort to resolve the Dispute. The notice of the Dispute shall include a reasonable description of the basis of the Dispute. Only after the Parties have conferred, or made a good faith effort to confer, in accord with this Section 21 may a Party commence litigation for the Dispute.

21.	Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify, or the court may modify, this Agreement to give effect to the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

22.	Amendments. No amendment to this Agreement is effective unless it is in writing and signed by an authorized representative of each Party.

23.	WAIVER. No waiver by any party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

24.	Assignment; Delegation; Successors and Assigns.

(a)	Excepts as provided in Section 25(b) below, a Party shall not assign, transfer, delegate, or subcontract any of its rights or obligations under this Agreement without the prior written consent of the other Party, which the other Party may or may not give in its sole discretion. Any purported assignment, delegation, or subcontract in violation of this Section 25(a) shall be null and void.

(b)	Notwithstanding the provisions of Section 25(a) above, Party may assign and delegate this Agreement to the surviving entity in the event of a merger of that Party into another entity, an acquisition of that Party by another entity, or an acquisition of all or substantially all of the assets of that Party by another entity, provided that no such assignment and delegation will become effective unless and until the such surviving or acquiring entity agrees in writing to be bound by all of the assigning/delegating Party’s obligations under this Agreement.

(c)	Except as provided in Section 25(a) above, this Agreement shall be binding on and inure to the benefit of the Parties to this Agreement and their respective permitted successors and permitted assigns.

25.	No Third-Party Beneficiaries. With the exception of LSHSC Indemnitees and the SDS Indemnitees, this Agreement benefits solely the Parties to this Agreement and their respective permitted successors and assigns and nothing in this Agreement, express or implied, confers on any other person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

26.	Entire Agreement. This Agreement, including and together with any related exhibits, schedules, attachments, and appendices, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter. The terms of this Agreement prevail over any terms or conditions contained in any other documentation related to the subject matter of this Agreement. Without limiting the scope of any of the preceding provisions of this Section 27, if and to the extent that the Term Sheet is a contract that legally binds the Parties, this Agreement supersedes and replaces the Term Sheet and renders it null and void.

27.	Interpretation. The section and sub-section headings in this Agreement have been inserted for convenience only and shall be disregarded in construing or interpreting this Agreement. Each and every provision of this Agreement shall be construed as though the Parties participated equally in the drafting of same, and any rule of construction that a document be construed against the drafting party, including without limitation the doctrine commonly known as contra proferentem, shall not be applicable to this Agreement.

28.	SURVIVAL. Subject to the limitations and other provisions of this Agreement, Sections 5(d) (keeping books and examination and audit rights), 7 (Non-Solicitation of A Party’s Employees), 9 (Confidential Information), 10 (Limitations of Liability), 11 (Indemnification), 12(c) (Party’s assumption of responsibility for action of its own personnel), 13 (Warranty Disclaimers), 14 (Intellectual Property Created In Connection with this Agreement), 20 (Choice of Law), 21 (Dispute Resolution), 22 (Severability), 23 (Amendments), 24 (Waiver), 25 (Assignment; Delegation; Successors and Assigns), 26 (No Third-Party Beneficiaries), and 28 (Interpretation) of this Agreement any other provision that, in order to give proper effect to its intent, should survive such expiration or termination of this Agreement, shall survive the expiration or earlier termination of this Agreement.

29.	Counterparts. This Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that signatures by PDF or other electronic signatures (e.g., those via DocuSign) to this Agreement are authentic and have the same force and effect as original, manual signatures.

[The remainder of this page is purposefully blank; the execution page follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

SIGNING DAY SPORTS, INC.		LOUISVILLE SLUGGER HITTING SCIENCE CENTER LLC

By:	/s/ Dennis Gile	By:	/s/ Chad Miller
Name:	Dennis Gile	Name:	Chad Miller
Title:	CEO	Title:	Co-Founder

Date signed:	11/3/2022	Date signed:	11/3/2022